UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 19, 2012, the registrant entered into a credit agreement with a syndicate of banks, including Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, National Association as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, Citibank, N.A., U.S. Bank National Association and The Northern Trust Company as Co-Documentation Agents, and other lenders named therein (the “Credit Agreement”). The Credit Agreement establishes a four-year $250,000,000 senior unsecured revolving credit facility which is intended to be used for general corporate purposes. At the registrant's election the commitments under the Credit Agreement may be increased from time to time up to an additional aggregate amount of $100,000,000, and two one-year extensions are available prior to the first and second anniversary of the closing date, subject to applicable consents.
Under the Credit Agreement, the registrant is required to pay a facility fee, which would adjust automatically in the event of a change in the registrant's financial ratings. The Credit Agreement includes covenants regarding maintenance of a minimum consolidated net worth and a specified ratio of consolidated indebtedness to consolidated total capitalization, plus general covenants restricting the registrant's ability to incur liens, dispose of all or substantially all of its assets or merge or consolidate with another entity where it is not the survivor.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete Credit Agreement, which is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: April 19, 2012	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Credit Agreement dated April 19, 2012 among the registrant, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Citibank, N.A., U.S. Bank National Association, The Northern Trust Company and other lenders named therein.

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